UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management has determined that accounting for convertible debentures that occurred on December 14, 2009, and October 20, 2010, was incorrect.  The date Management made our determination, the reason for the determination, and our plan to remedy the errors is set forth below.

On January 5, 2012, representatives from the Company's financial management and our independent auditors held a conference call with the Securities and Exchange Commission's Office of the Chief Accountant ("OCA") and Division of Corporation Finance.  During the call, we addressed certain issues regarding the financial statement presentation of convertible debentures and associated derivative liabilities not previously recorded that occurred on December 14, 2009.

On January 13, 2012, the Audit Committee of the Board of Directors met to discuss the need for restated financial statements due to incorrect presentation of convertible debenture and associated derivative liabilities that occurred originally on December 14, 2009.  The Committee has discussed this situation with current auditors and the successors to our former auditors

We plan to restate the financial statements that were included in our previously filed Form 10K for the year ended September 3, 2010, and in the Form 10-Qs for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: January 13, 2012	By:	/s/ Kelly J. Stopher
Name: Kelly J. Stopher Title: CFO